ASSIGNMENT AGREEMENT

AGREEMENT made this 27th day of September, 2018 (“Effective Date”) between Jacob Roth, with offices at 543 Bedford Avenue, Suite 176, Brooklyn NY 11211 (“Roth”), and Golden Royal Development Inc., a Delaware corporation with offices at 543 Bedford Avenue, Suite 176, Brooklyn NY 11211 (“Golden Royal”).

WHEREAS, Roth owns beneficially and of record all of the right and title to the two Interests identified on Schedule 1 to Assignment Agreement attached hereto (the “Interests”); and

WHEREAS, Roth is the majority shareholder of Golden Royal, and has organized Golden Royal for the purpose of securing financing for investment in mineral rights such as the Interests; and

WHEREAS, Roth believes that transfer of the benefits of the Interests to Golden Royal will increase the ability of Golden Royal to fulfill the aforesaid purpose.

NOW, THEREFORE, it is agreed:

1. Assignment. Roth hereby assigns to Golden Royal all of the benefit that may accrue to him from ownership of the Interests, including any receipts of cash or distribution of assets, as well as any proceeds realized on the sale of either Interest, any of which shall be promptly transferred by Roth to Golden Royal upon receipt. Roth hereby agrees that he shall hold the Interests in trust for the benefit of Golden Royal, and shall not sell, transfer, pledge or otherwise permit any lien to be placed on either of the Interests, except as directed by Golden Royal . In the event that Golden Royal directs Roth to sell, assign or otherwise transfer either or both of the Interests, he will do so and will pay over to Golden Royal any proceeds realized by reason of said transfer.

2. Warranty of Title. Roth hereby warrants to Golden Royal that the execution of this Assignment Agreement will transfer to Golden Royal the full beneficial interest in the Interests, free of liens or adverse claims.

3. Assumption of Responsibility. Golden Royal hereby assumes responsibility for prompt payment of all fees, rents, taxes and any other financial liabilities as may accrue to Roth by reason of his record ownership of the Interests.

4. Term. The Term of this Assignment Agreement shall initiate on the Effective Date recited above and shall continue until the date on which Roth ceases to be the record owner of either of the Interests, except that, if Roth ceases to be the record owner of an Interest in violation of his covenants herein, the rights of Golden Royal hereunder shall continue until said violation is remedied.

5. Governing Law. This agreement and any disputes arising hereunder shall be governed by the laws of the State of New York.

6. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by either of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Party. This Agreement will be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective heirs, legal representatives, successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Assignment Agreement as of the Effective Date recited above.

GOLDEN ROYAL DEVELOPMENT INC.

/s/ Jacob Roth	By:	/s/ Jacob Roth
JACOB ROTH, individually		Jacob Roth, President

GOLDEN ROYAL DEVELOPMENT INC.

Schedule 1 to Assignment Agreement

Converse County WYW-177129

Property:	T33N, R75W, 6th P.M. Converse County, WY (320 acres)

Interest:	1% overriding royalty

Purchase	Price: Unknown

Demonstrated By:

●	Assignment of Record Title Interest in a Lease for Oil and Gas or Geothermal Resources dated August 10, 2012 by Royal Energy Resources, Inc. to Chase Oil Corporation

●	Subsidiaries Option Agreement dated January 31, 2015 between Royal Energy Resources, Inc. and Jacob Roth

●	Letter dated April 20, 2015 from CEO of Royal Energy Resources to Robert Brant, counsel for Jacob Roth, exercising the put option in the Subsidiaries Option Agreement

●	Letter dated March 15, 2018 from Chase Oil Corporation to Mr. Jacob Roth regarding assignment of lease by Chase Oil Corporation to Grayson Powder River, LLC

Fremont County WYW-185478

Property:	T.0280N, R.0920W, 06th PM, Fremont County, WY (240 acres)

Interest:	Ten year mineral lease, effective 2/1/17

Purchase Price:	$415 filing fee; $360 annual rental fee

Demonstrated By:

●	Offer to Lease and Lease for Oil and Gas dated January 31, 2017

●	Invoice dated 1/25/18 from U.S. Department of the Interior

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